UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 14, 2004

AutoFund Servicing, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	7550 IH-10 West, 14th Floor, San Antonio, Texas (Address of principal executive offices)
Issuer's telephone number: (210) 402-6344	78229 (Zip Code)

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Table of Contents

Item 2: Acquisition	3
Item 7: Financial Statements	3
Signatures	4

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Item 2 Acquisition

On May 28, 2004 AutoFund Servicing, Inc. acquired Aquilan, a Texas Corporation.  AutoFund Servicing, Inc. issued 8,000,000 common shares of its stock for 100% ownership of Aquilan.  The Company estimates the value of this acquisition at $1,200,000.

Aquilan is a company that provides the most effective interdiction software for financial services organizations with complex distribution channels, numerous products, and clients with multiple relationships. The Aquilan Patriot Manager software makes compliance with the USA PATRIOT Act and important new anti-money laundering requirements possible.  USA PATRIOT Act requires financial organizations to establish anti-money laundering programs that detect and report suspicious transactions and ensure compliance with the act.

Aquilan Patriot Manager software is designed to be an integral part of a financial institutions anti-money laundering program by providing proactive, automated interdiction on all transactions involving individuals/entities and all monies into and out of the company.  The application contains checks to detect possible money laundering scenarios as well as situations that do not seem to fit a client’s profile.

Aquilan provides industry-leading software to help financial service providers fully comply with rapidly evolving federal regulations. Aquilan’s team of industry veterans includes insurance, securities, and banking technology professionals with decades of industry experience. Through established partnerships, the company has direct access to knowledgeable regulatory and legal consultants that provide Aquilan and its customers with immediate notice of relevant regulatory action.

Item 7 Financial Reports

All financial statements will be included in an 8-K amendment that will be filed no later than sixty days after the effective date of this initial report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AutoFund Servicing, Inc.

By: /s/ Jesse Whittenton
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Jesse Whittenton

Chief Financial and

Executive Officer

June 14, 2004

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